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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 13, 1997


                            CRESCENT OPERATING, INC
             (Exact name of Registrant as specified in its Charter)

        Delaware                        333-25223                        75-2701931
(State of Organization)          (Commission File Number)   (IRS Employer Identification Number)


777 Main Street
Fort Worth, Texas                                                            76102
(Address of Principal Executive                                           (Zip Code)
Offices)


                                 (817) 877-0477
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

MAGELLAN TRANSACTION

        On June 17, 1997, Crescent Operating, Inc. (the "Company") purchased for $5.0 million a 50% interest in Charter Behavioral Health Systems, LLC, a limited liability company ("CBHS") and purchased for $12.5 million certain warrants to purchase shares of common stock of Magellan Health Services, Inc. ("Magellan"). In connection with the acquisition of its interest in CBHS, the Company paid an additional $2.5 million to CBHS within 5 days following the closing. CBHS is owned 50% by the Company and 50% by a wholly owned subsidiary of Magellan, subject to potential dilution of each by up to 5% in connection with future incentive compensation of management. The Magellan subsidiary acquired its interest in CBHS in exchange for the contribution of certain assets, with an additional $2.5 million paid to CBHS in cash at closing. In addition, each of the Company and Magellan agreed to lend to CBHS, upon request by Magellan during the five years following the closing, up to an aggregate of $17.5 million. Any such loans will bear interest at the rate of 10% per annum and have a term of five years.

     CBHS and its subsidiaries will lease, on a triple-net basis, approximately 90 healthcare facilities (the "Magellan Facilities") which were purchased by Crescent Real Estate Funding VII, L.P. ("Funding VII"), an indirect subsidiary of Crescent Real Estate Equities Company ("Crescent") as part of the Magellan transaction. The lease requires the payment of annual minimum rent in the amount of $41.7 million, increasing in each subsequent year during the 12-year term at a 5% compounded annual rate. The lease provides for four, five-year renewal options. All maintenance and capital improvement costs will be the responsibility of CBHS during the term of the lease. In addition, CBHS will pay annually an additional $20 million under the lease, at least $10 million of which must be used, as directed by CBHS, for capital expenditures each year and up to $10 million of which may be used, if requested by CBHS, to cover capital expenditures, property taxes, insurance premiums and franchise fees. CBHS's failure to pay the additional $20 million is not a default under the lease unless Crescent has expended funds for capital expenditures, property taxes, insurance premiums or franchise fees.

     CBHS, as lessee of the Magellan Facilities, will be responsible for operating the Magellan Facilities. CBHS will derive assistance in its role as operator of the Magellan Facilities through a franchise arrangement with an initial term of 12 years (and four, five-year renewal options), entered into between CBHS (and its subsidiaries), as franchisees, and Magellan and a wholly owned subsidiary of Magellan (collectively, "Franchisor"), as franchisor. Pursuant to the franchise arrangement, Franchisor will provide to CBHS and its subsidiaries certain services necessary or desirable for the operation of the business to be conducted at the Magellan Facilities (including the provision of policies, procedures and protocols for operation of the Magellan Facilities and of a toll-free patient referral number) in exchange for an annual franchise fee of $78.3 million plus the greater of annual cost-of-living adjustments or a percentage of CBHS's gross revenues, as defined in the franchise agreement. The payment by CBHS to Franchisor of the annual franchise fee will be subordinated to the payment by CBHS to Funding VII of annual minimum rent. In addition, Franchisor will not have the right to terminate the franchise agreement due to the nonpayment of the franchise fee as a result of the subordination of the franchise fee to the annual minimum rent.

     In connection with the Magellan transaction, the Company, as discussed above, acquired warrants to purchase 1,283,311 shares of common stock of Magellan, at an exercise price of $30.00 per share, with such warrants exercisable, in increments during the period June 17, 1998 through June 17, 2009. In connection with the Magellan transaction, Crescent also acquired warrants to purchase 1,283,311 shares of common stock of Magellan. These warrants have the same terms as the warrants purchased by the Company. In addition, the Company issued to Magellan warrants to purchase up to 282,508 shares of its common stock outstanding (representing approximately 2.5% of its then-outstanding common stock plus the warrant shares), at an exercise price calculated by applying a 25% premium to the average trading price of the Company's common stock on the OTC Bulletin Board during the 30 trading days immediately following June 17, 1997. Such warrants are exercisable only in the same proportion as the Company and Crescent, in the aggregate, exercise their warrants to purchase common stock of Magellan.

ITEM 5. OTHER EVENTS

    TRADING AND DISTRIBUTION OF COMMON STOCK

     The Company's common stock was accepted for quotation on the OTC Bulletin Board, a real-time over-the-counter-market, and began trading on a when-issued basis on June 13, 1997. The Company's common stock trades under the symbol COPI.

     On June 12, 1997, the distribution through a spin-off of all of the outstanding common stock of the Company became effective. The distribution was made to those persons who were limited partners of Crescent Real Estate Equities Limited Partnership, the operating partnership of Crescent (the "Operating Partnership"), or shareholders of Crescent on May 30, 1997, on the basis of one share of common stock of the Company for every five units of limited partner interest in the Operating Partnership held on that date and one share of common stock of the Company for every ten common shares of beneficial interest of Crescent held on that date. The mailing of the shares and account statements representing the ownership of common stock of the Company occurred on June 26, 1997. The distribution of the Company's common stock will provide the shareholders of Crescent and the limited partners of the Operating Partnership who retain both their interest in Crescent or the Operating Partnership and their interest in the Company with the ability to benefit from both the real estate operations of Crescent and its subsidiaries and the business operations of the Company.

INTERCOMPANY AGREEMENT WITH CRESCENT

    The Company's certificate of incorporation, as amended and restated, provides that the Company was formed to become a lessee and operator of various assets and to perform an agreement (the "Intercompany Agreement") between the Company and the Operating Partnership, pursuant to which each has agreed to provide the other with rights to participate in certain transactions.

    Intercompany Agreement. Under the Intercompany Agreement entered into by the Company and the Operating Partnership, the Company has agreed not to acquire or make (i) investments in real estate which, for purposes of the Intercompany Agreement, includes the provision of services related to real estate and investment in hotel properties, real estate mortgages, real estate derivatives or entities that invest in real estate assets or (ii) any other investments that may be structured in a manner that qualifies under the federal income tax requirements applicable to REITs unless it has provided written notice to the Operating Partnership of the material terms and conditions of the acquisition or investment opportunity, and the Operating Partnership has determined not to pursue such acquisitions or investments. In addition, the Company has agreed to assist the Operating Partnership in structuring and consummating any such acquisition or investment which the Operating Partnership elects to pursue, on terms determined by the Operating Partnership. Further, the Company has agreed to notify the Operating Partnership of, and make available to the Operating Partnership, investment opportunities developed by the Company or of which the Company becomes aware but is unable or unwilling to pursue.

    The Intercompany Agreement also provides, subject to certain terms, that the Operating Partnership will provide the Company with a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, consistent with Crescent's status as a REIT, it is required to enter into a "master" lease arrangement, provided that the Company and the Operating Partnership negotiate a mutually satisfactory lease arrangement and the Operating Partnership determines, in its sole discretion, that the Company is qualified to be the lessee. It is also anticipated that the Company will enter into negotiations with the lessees of certain hotel properties to acquire the rights of such lessees. No such negotiations are currently ongoing, however, and there is no assurance that any such agreements will be reached.

    The financial statements required to be filed with this Form 8-K, pursuant to Item 7 of Form 8-K, will be filed by the Company in a Form 8-K/A within 60 days after the filing of this Form 8-K, in accordance with Item 7(a)(4) and
Item 7(b)(2) of Form 8-K.


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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 2, 1997              CRESCENT OPERATING, INC.



                                  By:   /s/ JEFFREY L. STEVENS
                                        --------------------------------
                                        Jeffrey L. Stevens
                                        Treasurer, Chief Financial
                                        Officer and Secretary





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